Contact:  Jillian Bartley at LANB, 505-954-5425, jillianb@lanb.com
Date:  November 07, 2017
FOR IMMEDIATE RELEASE: TCC Announces Termination of Consent Order Against Los Alamos National Bank and Sets Expiration Date for its Offering

Los Alamos, NM, November 7, 2017 -- Trinity Capital Corporation ("TCC"), the parent company of Los Alamos-based Los Alamos National Bank ("LANB" or the "Bank"), today announced that the Office of the Comptroller of the Currency (the "OCC") has terminated the consent order that the Bank has been operating under since December 17, 2013.  The effective date of the termination was November 3, 2017.
The consent order focused on areas of credit administration, credit underwriting, internal controls, compliance and management supervision. Additionally, the consent order required that the Bank maintain certain capital ratios and receive approval of the OCC prior to declaring dividends.   The Bank is no longer deemed to be in "troubled condition" as a result of the termination of the consent order.

"This is a significant breakthrough for the Bank," stated Jim Goodwin, Chairman of the Board of TCC and LANB. "We have undergone significant challenges and I am proud of our team for accomplishing what we set out to do.  We are now ready to move forward by building on these accomplishments."

Since 2013, the Board of Directors of TCC has taken measures to satisfy the requirements of the consent order by putting an effective management team in place, developing a culture of compliance and risk management and, in 2016, executing a $52 million capital raise.

 John S. Gulas, President and CEO of TCC and the Bank commented, "LANB, our employees and our customers have endured several challenges over the past four years.  We have undergone a lot of change in addition to a lot of growth as an organization, and I want to thank our employees for playing a major role in this breakthrough.  I am extremely appreciative for their perseverance and dedication to the Bank.  I look forward to refocusing on customer service and being the best community bank we can be."

In light of this development, TCC has determined that the offering of its voting common stock pursuant to its Registration Statement on Form S-1 (No. 333-218952) and related prospectus, dated September 22, 2017, will expire at 5:00 p.m. Eastern Standard Time on Thursday, November 9, 2017.

Important Information

TCC has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the "SEC") for the offering to which part of this communication relates.  Before you invest, you should read the prospectus in that registration statement and other documents TCC has filed with the SEC for more complete information about TCC and the offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, you may request a copy of the prospectus by contacting Boenning & Scattergood at (866) 326-8186 or trinityinfo@boenninginc.com or Continental Stock Transfer & Trust Company at (917) 262-2378.

This press release does not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, (i) statements regarding the expiration date of TCC's offering, (ii) statements regarding certain of TCC's goals and expectations following the termination of the consent order, and (ii) statements preceded by, followed by, or that include the words "may," "could," "should," "would," "believe," "anticipate," "estimate," "expect," "intend," "plan," "projects," "outlook" or similar expressions. These statements are based upon the current belief and expectations of TCC's management team and are subject to significant risks and uncertainties that are subject to change based on various factors (many of which are beyond TCC's control). Although TCC believes that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate. Therefore, TCC can give no assurance that the results contemplated in the forward-looking statements will be realized. The inclusion of this forward-looking information should not be construed as a representation by TCC or any person that the future events, plans, or expectations contemplated by TCC will be achieved. Additional factors that could cause other TCC results to differ materially from those described in the forward-looking statements can be found in TCC's reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the SEC and available at the SEC's website (http://www.sec.gov). All subsequent written and oral forward-looking statements attributable to TCC or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. TCC does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made, except as required by law.

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Los Alamos National Bank (LANB) is one of the largest locally-owned banks in New Mexico with current assets of more than $1.3 billion. Through the responsive work of over 200 professional employees, LANB is proud to offer a full range of banking services with the highest degree of customer service to businesses and residents in Northern New Mexico and the Albuquerque metro area. A true community bank with six full-service locations, LANB ranks as one of the top mortgage providers in the state. LANB has been voted one of the Best Banks in Santa Fe by the readers of the Santa Fe Reporter for the past twelve years. LANB was the first corporation in New Mexico, as well as the first and only bank in the nation, to earn the prestigious Malcolm Baldrige National Quality Award. Founded in 1963, LANB is a subsidiary of Trinity Capital Corporation headquartered in Los Alamos, N.M. For more information visit LANB.com or call 505-662-5171.